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As filed with the Securities and Exchange Commission on May 3, 2007.

Registration No. 333-140802

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MAGNA ENTERTAINMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0208374 (I.R.S. Employer Identification No.)

With Copies to:

337 Magna Drive Aurora, Ontario L4G 7K1 Canada (905) 726-2462 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	CT Corporation System
1209 Orange Street
Wilmington, DE 19801
1209 Orange Street, Wilmington, Delaware, 19801
(302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Rob Lando Osler, Hoskin & Harcourt LLP 1221 Avenue of the Americas, 26th Floor New York, NY 10020 (212) 867-5800

        Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)(3)

Class A subordinate voting stock, par value $0.01 per share

Class B stock, par value $0.01 per share

Preferred stock

Securities warrants(5)

Purchase contracts and purchase units(6)

Rights(7)		N/A(7)	N/A(7)	N/A(7)

Total			$500,000,000	$15,350(8)

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933. There is being registered hereunder such indeterminate number or amount, as applicable, of shares of class A subordinate voting stock, shares of class B stock, shares of preferred stock, securities warrants, purchase contracts, rights or purchase units as shall have an aggregate initial offering price not to exceed $500,000,000. The securities registered also include such indeterminate amount and number of shares of class A subordinate voting stock or shares of class B stock as may be issued upon conversion, exercise of or exchange for securities that provide for conversion, exercise or exchange, upon exercise of rights or warrants or pursuant to the anti-dilution provisions of any such securities.

(3)
In United States dollars or the equivalent thereof in foreign currency, currency units or composite currency or currencies.

(4)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(5)
Securities warrants will represent the right to purchase shares of class A subordinate voting stock.

(6)
Purchase contracts and purchase units will represent contracts to purchase or sell securities registered hereunder or securities of third parties.

(7)
Refers to rights to be issued on a pro rata basis to holders of shares of class A subordinate voting stock and/or shares of class B stock; each such right, upon exercise and payment to permit the holder to purchase shares of class A subordinate voting stock. No additional consideration will be received by the registrant upon the issuance of rights.

(8)
Previously paid.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

        This registration statement contains two forms of prospectus: one to be used in connection with the offerings of the securities described herein in the United States (the U.S. Prospectus) and elsewhere, other than Canada, and one to be used in connection with the offering of such securities (other than rights) in Canada (the Canadian Prospectus). The U.S. Prospectus and the Canadian Prospectus are identical except for the cover page and the back page, and except that the Canadian Prospectus includes a "Certificate of the Company" and "Auditors' Consent". The form of the U.S. Prospectus is included herein and is followed by the alternate pages to be used in the Canadian Prospectus. Each of the alternate pages for the Canadian Prospectus included herein is labelled "Alternate Page for Canadian Prospectus". By its inclusion of the rights to be registered hereunder, the registrant does not concede that any particular issuance of the rights not covered by this registration statement requires registration under the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2007

U.S. $500,000,000

MAGNA ENTERTAINMENT CORP.

Class A Subordinate Voting Stock
Class B Stock
Preferred Stock
Securities Warrants
Purchase Contracts and Purchase Units
Rights
Units

        We may sell from time to time, in one or more offerings, shares of class A subordinate voting stock, shares of class B stock, shares of preferred stock, securities warrants, purchase contracts and purchase units, rights or units of any of the securities described in this prospectus. The total offering price of these securities, in the aggregate, will not exceed U.S. $500,000,000. We may sell these securities to or through one or more underwriters, broker-dealers or agents or directly to investors on a continuous or delayed basis. The names of any underwriters or agents will be included in a prospectus supplement regarding that offering.

        This prospectus provides you with a general description of the securities we may offer. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement to this prospectus, together with additional information described under the heading "Where You Can Find Additional Information", carefully before you invest. Investing in our securities involves risks that are referenced in the "Risk Factors" section beginning on page 2 of this prospectus.

        Our class A subordinate voting stock is traded on the NASDAQ Global Market (NASDAQ) under the symbol "MECA" and on the Toronto Stock Exchange (TSX) under the symbol "MEC.A." Our head office is located at 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 and our registered office is located at 1209 Orange Street, Wilmington, Delaware, 19801.

        This prospectus may not be used to effect sales of securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is    •    , 2007.

 [Alternate Page for Canadian Prospectus]

This short form prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Magna Entertainment Corp. at 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1, telephone: (905) 726-2462, and are also available electronically at www.sedar.com. For the purpose of the Province of Québec, this simplified prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained without charge from the Corporate Secretary of Magna Entertainment Corp. at the above-mentioned address and telephone number and is also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	May 3, 2007

MAGNA ENTERTAINMENT CORP.

Class A Subordinate Voting Stock
Class B Stock
Preferred Stock
Securities Warrants
Purchase Contracts and Purchase Units
Units

We may sell from time to time, in one or more offerings, shares of class A subordinate voting stock, shares of class B stock, shares of preferred stock, securities warrants, purchase contracts and purchase units or units of any of the securities described in this prospectus. The total offering price of these securities, in the aggregate, will not exceed U.S.$500,000,000. Our class A subordinate voting stock, class B stock, preferred stock, securities warrants, purchase contracts and purchase units or units may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

We will provide specific terms of any offering of shares of class A subordinate voting stock, shares of class B stock, shares of preferred stock, securities warrants, purchase contracts and purchase units or units in supplements to this prospectus. All shelf information omitted from this shelf prospectus will be contained in one or more shelf prospectus supplements that will be delivered to purchasers together with this base shelf prospectus. You should read this prospectus, any applicable prospectus supplement and any document incorporated by reference carefully before you invest in shares of class A subordinate voting stock, shares of class B stock, shares of preferred stock, securities warrants, purchase contracts and purchase units or units. The net proceeds we expect to receive from a sale of shares of class A subordinate voting stock, shares of class B stock, shares of preferred stock, securities warrants, purchase contracts and purchase units or units will be set forth in a prospectus supplement. Each shelf prospectus supplement will be incorporated by reference into the base shelf prospectus for the purposes of securities legislation in Canada as of the date of the shelf prospectus supplement and only for the purpose of the distribution of the securities to which the shelf prospectus supplement pertains.

Our class A subordinate voting stock is traded on the NASDAQ Global Market (NASDAQ) under the symbol "MECA" and on the Toronto Stock Exchange (TSX) under the symbol "MEC.A." On May 2, 2007, the closing price per share of our class A subordinate voting stock was U.S.$2.86 on NASDAQ and on May 2, 2007, the closing price per share was Cdn.$3.20 on the TSX. Our head office is located at 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 and our registered office is located at 1209 Orange Street, Wilmington, Delaware, 19801.

Investing in shares of class A subordinate voting stock, shares of class B stock, shares of preferred stock, securities warrants, purchase contracts and purchase units or units involves risks that are referenced in the "Risk Factors" section beginning on page 2 of this prospectus.

Owning shares of class A subordinate voting stock, shares of class B stock, shares of preferred stock, securities warrants, purchase contracts and purchase units or units may subject you to tax consequences both in Canada and the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully.

We are incorporated under the laws of the state of Delaware and although our executive officers are located in Canada, the majority of our assets are located outside of Canada. Although our head office is located in Aurora, Ontario, it may not be possible for investors to collect from us judgments obtained in Canadian courts predicated on the civil liability provisions of securities legislation.

        In this prospectus, when we use the terms "we", "us", "our", "MEC" and the "Company", we are referring to Magna Entertainment Corp. and its subsidiaries, unless the context otherwise requires. In this prospectus, unless stated otherwise, all references to "U.S.$" or "$" are to U.S. dollars and all references to "Cdn. $" are to Canadian dollars.

        When we use the term "securities" we are referring to any of the shares of our class A subordinate voting stock, shares of our class B stock, shares of preferred stock, securities warrants, purchase contracts and purchase units, rights or units, each as may be offered by this prospectus and the accompanying prospectus supplement. In Canada, we may sell any or all of such securities qualified by prospectus under applicable Canadian securities laws, other than rights.

        No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Magna Entertainment Corp. or any such person. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Magna Entertainment Corp. since the date hereof. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state or province in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

NOTICE TO UNITED STATES INVESTORS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of U.S.$500,000,000. As permitted under the rules of the SEC, this prospectus does not contain all information contained in the registration statement, certain parts of which are omitted in accordance with the SEC's rules and regulations, and incorporates important information about MEC that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement or any "free writing prospectus" we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering. See "Where You Can Find Additional Information."

NOTICE TO CANADIAN INVESTORS

        We are incorporated under the laws of the state of Delaware and although our executive officers are located in Canada, the majority of our assets are located outside of Canada. Although our head office is located in Aurora, Ontario, it may not be possible for investors to collect from us judgments obtained in Canadian courts predicated on the civil liability provisions of securities legislation.

        The financial statements of MEC have been prepared in accordance with United States generally accepted accounting principles, which differ in some respects from Canadian generally accepted accounting principles, and thus may not be comparable to financial statements of Canadian companies.

RISK FACTORS

        An investment in our securities involves significant risks. You should carefully consider the risks, including the forward-looking statements made or incorporated by reference in this prospectus from our most recent annual report on Form 10-K under the heading "Risk Factors" under Item 1A of Part I, our most recently filed quarterly report on Form 10-Q under the heading "Risk Factors" under Item 1A of Part II and in any prospectus supplement before you make an investment decision pursuant to this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

 FORWARD LOOKING STATEMENTS

        This prospectus, including documents incorporated by reference, contains "forward-looking statements" within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding: strategies and plans; expectations as to the use of proceeds of a given offering; expectations as to financing and liquidity requirements and arrangements; expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain redevelopment projects, transactions or other objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new racetracks or other developments, products and services; expectations as to the timing and receipt of government approvals and regulatory changes in gaming and other racing laws and regulations; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, operating results, prospects or liquidity; projections, predictions, expectations, estimates, beliefs or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts.

        Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual events or results to differ materially from such forward-looking statements.

        Important factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; our ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of our non-racetrack operations, such as broadcasting ventures; and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes in: general economic conditions; the popularity of horse racing and other gaming activities; the regulatory environment; and our ability to develop, execute or finance our strategies and plans as anticipated. Other factors that could cause such differences include, but are not limited to, the factors discussed in the "Management's Discussion and Analysis of Results of Operations and Financial Position" and "Risk Factors" sections of our SEC filings, including, but not limited to, our Annual Report on Form 10-K and our quarterly reports on Form 10-Q.

        Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

ABOUT MAGNA ENTERTAINMENT CORP.

        We own and operate horse racetracks in California, Florida, Maryland, Texas, Oklahoma, Ohio, Oregon and Ebreichsdorf, Austria, lease and operate a horse racetrack in Michigan and, under a management agreement, operate a Pennsylvania racetrack previously owned by us. Based on revenues, we are North America's number one owner and operator of horse racetracks and we are a leading supplier, via simulcasting, of live racing content to the growing inter-track, off-track and account wagering markets. We currently operate or manage eight thoroughbred racetracks, one standardbred (harness racing) racetrack, two racetracks that run both thoroughbred and quarter horse meets, and one racetrack that runs both thoroughbred and standardbred meets, as well as the simulcast wagering venues at these tracks. Three of our racetracks, Remington Park, Gulfstream Park and Magna RacinoTM, include casino operations with alternative gaming machines. In addition, we operate off-track betting ("OTB") facilities, a U.S.-based national account wagering business known as XpressBet®, which permits customers to place wagers by telephone and over the Internet on horse races at over 100 North American racetracks and internationally on races in Australia, South Africa and Dubai, and a European-based account wagering business known as MagnaBetTM. We also own and operate HorseRacing TVTM ("HRTVTM"), a television network focused on horse racing that we initially launched on the Racetrack Television Network ("RTN"). HRTVTM is currently distributed to more than 13 million cable and satellite TV subscribers. RTN, in which we have a minority interest, was formed to telecast races from our racetracks and other racetracks to paying subscribers via private direct-to-home satellite. In April 2006, we entered into an agreement with Churchill Downs Incorporated ("CDI") and Racing UK Limited to partner in a subscription television channel called "Racing World" that broadcasts races from our and CDI's racetracks, as well as other North American and international racetracks, into the United Kingdom and Ireland. We also own AmTote International Inc., a provider of totalisator services to the pari-mutuel industry. To support certain of our thoroughbred racetracks, we own and operate thoroughbred training centers near San Diego, California, in Palm Beach County, Florida and in the Baltimore, Maryland area. We also own and operate production facilities in Austria and in North Carolina for StreuFexTM, a straw-based horse bedding product.

        We distribute our live racing content to approximately 1,000 off-track and inter-track venues, including other racetracks, OTB facilities and casinos in the U.S., Canada, Mexico, Peru, the Caribbean, the United Kingdom, Ireland, Germany and Austria. We intend to expand the distribution of this content in these markets and, to the extent permitted by various regulatory regimes, in additional markets, particularly emerging electronic media-based markets, such as wagering via interactive television and the Internet.

        Since December 1998, we have acquired six large racetrack operations in North America: Santa Anita Park near Los Angeles, Gulfstream Park near Miami, Golden Gate Fields near San Francisco, Lone Star Park at Grand Prairie near Dallas, and The Maryland Jockey Club, which operates both Laurel Park, situated between Washington, D.C. and Baltimore, and Pimlico Race Course in Baltimore, home of the Preakness Stakes®, the middle jewel in thoroughbred racing's Triple Crown. We have also acquired the racetrack operations of Thistledown near Cleveland, Remington Park in Oklahoma City, Great Lakes Downs in Muskegon, Michigan (in respect of which we have previously announced that the 2007 race meet will be the last meet we intend to operate), Portland Meadows near Portland, Oregon and our newest racetrack, Magna RacinoTM, which we built near Vienna, Austria. These acquisitions have enabled us to secure the ownership rights to what we believe is some of the highest quality and most popular live horse racing content in North America, based on standard industry measures, such as total handle, average daily attendance and average daily wagering, both on and off-track. We believe that the aggregation of this high-quality content, combined with a strong branding strategy and the introduction of new media distribution technologies, will enhance the distribution of our content and help us develop new sources of revenues.

        We own all the land on which these racetracks are located, with the exception of Great Lakes Downs, Lone Star Park at Grand Prairie, Remington Park and Portland Meadows (in which we own a minority interest in the land).

        In addition to our racetracks, our real estate portfolio includes two residential developments in various stages of development in the U.S. and Austria. We may sell certain of our residential developments and other real estate in order to generate additional capital for our racing and gaming business. We are also working with potential developers and strategic partners on proposals for developing leisure and entertainment or retail-based projects on excess land surrounding, or adjacent to, certain of our premier racetracks. We have entered into a Limited Liability Company Agreement with Forest City Enterprises, Inc. concerning the proposed development of "The Village at Gulfstream ParkTM", a mixed-use retail, entertainment and residential project on a portion of the Gulfstream Park Property. We have also entered into definitive operating agreements with certain affiliates of Caruso Affiliated regarding the proposed mixed use development of approximately 51 acres surrounding Santa Anita Park.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from our sale of securities offered by this prospectus will be added to our general funds and may be used for general corporate purposes, which may include, among other things, working capital, capital expenditures, the repurchase of shares of our class A subordinate voting stock, our class B stock or preferred stock, repayment of borrowings or other indebtedness and the potential acquisition or construction and development of additional racetracks and related entertainment operations, training centers, off-track betting facilities and account wagering operations. Pending any specific application, we initially may invest any proceeds in short-term marketable securities.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

  •
  the net tangible book value per share of our equity securities before and after the offering;

  •
  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus. We may also include in the prospectus supplement information about material income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

        We may offer and sell from time to time, in one or more registered offerings in the United States:

  •
  shares of our class A subordinate voting stock;

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  shares of our class B stock;

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  shares of preferred stock;

  •
  securities warrants;

  •
  purchase contracts and purchase units;

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  rights; or

  •
  units of any of the securities described in this prospectus.

        In this prospectus, we refer to such securities collectively as "securities." In Canada, we may sell any or all of such securities qualified by prospectus under applicable Canadian securities laws, other than rights. The total dollar amount of all securities that we may sell will not exceed U.S.$500,000,000.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        This section describes the general terms of our capital stock. The capital stock and the rights of holders of our class A subordinate voting stock and class B stock are subject to the applicable provisions of the General Corporation Law of the State of Delaware and our restated certificate of incorporation.

        Our authorized capital stock consists of 310,000,000 shares of class A subordinate voting stock, par value U.S.$0.01 per share, and 90,000,000 shares of class B stock, par value U.S.$0.01 per share. As of April 30, 2007, there were 49,203,913 shares of class A subordinate voting stock outstanding and 58,466,056 shares of class B stock outstanding (all of which are owned, directly or indirectly, by MI Developments Inc. and are convertible into shares of class A subordinate voting stock as described below). We currently do not have any authorized shares of preferred stock.

Class A Subordinate Voting Stock

        The holders of shares of our class A subordinate voting stock are entitled:

  •
  to one vote for each share of class A subordinate voting stock held (together with the holders of our class B stock who are entitled to vote at such meetings on the basis of 20 votes per share of class B stock held) at all meetings of our stockholders other than meetings of the holders of another class or series of shares;

  •
  on a pro rata basis with the holders of our class B stock, to receive any dividends (except for certain stock dividends as described below) that may be declared by our board of directors; and

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  after the payment of all our liabilities, to receive, on a pro rata basis with the holders of our class B stock, all our property and net assets available for distribution in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs.

        Under our restated certificate of incorporation, our board of directors may declare a simultaneous dividend payable on our class A subordinate voting stock in shares of our class A subordinate voting stock, and payable on our class B stock in shares of our class A subordinate voting stock or in shares of our class B stock. However, no dividend payable in shares of our class B stock may be declared on shares of our class A subordinate voting stock.

        Holders of shares of our class A subordinate voting stock have additional voting rights under our corporate constitution in certain circumstances.

        Our restated certificate of incorporation provides that if the approval of the holders of our class A subordinate voting stock voting as a separate class is required by our corporate constitution, such approval shall require a majority of the votes cast at a meeting of such holders, other than the votes attaching to our shares of class A subordinate voting stock beneficially owned, directly or indirectly, by MI Developments, by any of its affiliates or by any person who, by agreement, is acting jointly with MI Developments or any such affiliate or over which MI Developments or any such affiliate or other person exercises direct or indirect control or direction. These limitations do not apply to any other holder of our shares of class A subordinate voting stock.

Class B Stock

        The holders of our class B stock are entitled:

  •
  to 20 votes for each share of class B stock held (together with the holders of our class A subordinate voting stock who are entitled to vote at such meetings on the basis of one vote per share held) at all meetings of our stockholders other than meetings of the holders of another class or series of shares;

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  on a pro rata basis with the holders of our class A subordinate voting stock, to receive any dividends (except for certain stock dividends as described below) that may be declared by our board of directors;

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  after the payment of all our liabilities, to receive, on a pro rata basis with the holders of our class A subordinate voting stock, all our property and net assets available for distribution in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs; and

  •
  at any time and from time to time, to convert shares of our class B stock into shares of our class A subordinate voting stock on a one-for-one basis.

        Under our restated certificate of incorporation, our board of directors may declare a simultaneous dividend payable on our class A subordinate voting stock in shares of our class A subordinate voting stock, and payable on our class B stock in shares of our class A subordinate voting stock or in shares of our class B stock. However, no dividend payable in shares of our class B stock may be declared on shares of our class A subordinate voting stock.

        None of our class B stock may be issued (other than in connection with a stock dividend) without the approval by ordinary resolution of the holders of our class B stock, voting as a separate class.

        In the event that the class A subordinate voting stock are subdivided or consolidated, our class B stock shall be similarly changed to preserve the relative position of each class.

        Holders of our class B stock have additional voting rights under our corporate constitution in certain circumstances.

Amendments to Stock Provisions and Other Matters

        Any amendment to our restated certificate of incorporation to add, delete or vary any right, privilege, restriction or condition attaching to the class A subordinate voting stock that adversely affects the rights of the holders of class A subordinate voting stock requires the prior written approval of the holders of all our outstanding class A subordinate voting stock or a resolution authorized by at least two-thirds of the votes cast at a separate meeting of the holders of the class A subordinate voting stock called and held for that purpose (provided, however, that an amendment to create stock ranking in priority to or on a parity with the class A subordinate voting stock shall be deemed not to adversely affect the rights of the holders of class A subordinate voting stock). It is a further requirement that a majority of the votes cast at such a meeting (or in any other vote by class A subordinate voting stock holders voting as a class) shall exclude the votes attaching to our shares of class A subordinate voting stock beneficially owned, directly or indirectly, by MI Developments, by any of its affiliates or by any person who, by agreement, is acting jointly with MI Developments or any such affiliate or over which MI Developments or any such affiliate or other person exercises direct or indirect control or direction.

        Any amendment to our restated certificate of incorporation to add, delete or vary any right, privilege, restriction or condition attaching to the class B stock or to create stock ranking in priority to or on a parity with the class B stock requires the prior written approval of the holders of all our outstanding class B stock or a resolution authorized by at least two-thirds of the votes cast at a separate meeting of the holders of class B stock called and held for that purpose.

        Our class A subordinate voting stock is not redeemable, has no pre-emptive or conversion rights and is not liable for further assessments or calls. Our class B stock is not redeemable, has no pre-emptive rights and is not liable for further assessments or calls. Each share of class B stock may be converted at any time by the holder into one fully-paid share of class A subordinate voting stock. All shares of class A subordinate voting stock or class B stock offered hereby will be fully paid and non-assessable.

Certain Provisions of Delaware Law

        We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, the law prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of MEC's voting stock, but excludes persons who acquire over 85% of our voting stock in a tender offer.

Takeover Protection

        Under applicable law, an offer to purchase shares of our class B stock would not necessarily result in an offer to purchase shares of our class A subordinate voting stock. MI Developments, as the holder of all our issued and outstanding class B stock, is subject to the terms of a trust agreement with Computershare Trust Company of Canada (as successor to Montreal Trust Company of Canada) and us. This trust agreement provides that the holders of our class A subordinate voting stock will not be deprived of any rights under applicable takeover bid laws to which they would have been entitled in the event of a takeover bid (which may include a private offer to purchase) if our class B stock and the class A subordinate voting stock were a single class of stock. For these purposes, a takeover bid is generally defined as an offer to acquire any of our outstanding equity or voting stock where the party making the offer would, if the offer were accepted, own more than 20% of the shares of any class of our stock.

        Under the trust agreement, MI Developments may not sell any of our class B stock that it owns, directly or indirectly, to any person under circumstances in which (1) the offer is a takeover bid for purposes of Ontario securities laws and (2) those securities laws would have required the same offer to be made to all holders of our class A subordinate voting stock if the offer had been made for class A subordinate voting stock rather than class B stock. One circumstance where Ontario securities laws would not require the same offer to be made to all holders of class A subordinate voting stock is where MI Developments, as the only holder of our class B stock, sells shares of class B stock for a price not exceeding 115% of the average of the closing prices of the class A subordinate voting stock over the 20 trading days immediately preceding the sale.

        This restriction will not apply if: (1) the sale is made pursuant to an offer to purchase only part of the class B stock made to all holders of our class B stock and an identical offer in all material respects is made concurrently to purchase our class A subordinate voting stock, which identical offer has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for class B stock; or (2) there is a concurrent unconditional offer to purchase all our class A subordinate voting stock at a price per share at least as high as the highest price per share paid pursuant to the takeover bid for the class B stock.

        The trust agreement contains provisions for the authorization of action by the trustee to enforce the rights of the holders of our class A subordinate voting stock. The trustee has to enforce these rights only if either we or the holders of our class A subordinate voting stock agree to pay the trustee's costs and to indemnify the trustee. A holder of our class A subordinate voting stock is not entitled to take action unless the trustee refuses to act after a request to do so by holders of at least 10% of our outstanding class A subordinate voting stock.

        The trust agreement prohibits MI Developments from disposing of any shares of our class B stock unless the disposition is conditional upon the person acquiring those shares becoming a party to the trust agreement. Conversion of class B stock into class A subordinate voting stock and the subsequent sale of that class A subordinate voting stock is excluded from this prohibition.

        The trust agreement provides that it may not be amended and material provisions cannot be waived, without the approval of the TSX and at least two-thirds of the votes cast by the holders of the class A subordinate voting stock. The two-thirds majority must include a simple majority of the votes cast by holders of the class A subordinate voting stock, excluding any of our principal stockholders and their affiliates and any persons who have an agreement to purchase class B stock on terms that would constitute a sale for the purposes of the trust agreement.

        The trust agreement does not prevent the holder of our class B stock from:

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  granting a security interest in shares of our class B stock in connection with a bona fide borrowing, provided that the secured party concurrently agrees in writing to become a party to the trust agreement; or

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  selling, transferring or otherwise disposing of all or any of the shares of our class B stock to a company controlled by or under common control with the holder, provided that the transferee concurrently agrees in writing to become a party to the trust agreement.

        No provision of the trust agreement limits the rights of any holder of our class A subordinate voting stock under any applicable securities legislation.

Preferred Stock

        We currently do not have any class or series of preferred stock authorized or outstanding, but we may issue and offer a class or series of preferred stock that may subsequently be created. Prior to the issuance of any class or series of preferred stock, we will be required by the Delaware General Corporation Law and our restated certificate of incorporation to amend our restated certificate of incorporation and obtain necessary stockholder approval as discussed below. If a class or series of preferred stock is offered, the prospectus supplement will describe the terms of the preferred stock, including the following if applicable to the particular class or series being offered:

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  the number of shares of preferred stock, designation and stated value of the class or series;

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  the currency of issuance;

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  the rate and times at which dividends will be payable, any preferences of such dividends over other series of preferred stock or other series or classes of our capital stock, and the status of dividends as cumulative or non-cumulative;

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  any prices, times and terms at or on which the shares may be redeemed;

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  any obligation of ours to purchase or redeem shares of the class or series, whether any purchase or redemption obligation is pursuant to a sinking or purchase fund, and the terms of such obligation;

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  any rights to convert the class or series of preferred stock into, or exchange such class or series for, shares of any other class or series of our capital stock;

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  the voting rights, if any, for such class or series;

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  any rights and preference of such class or series upon any liquidation, dissolution or winding-up of our affairs or distributions of our assets;

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  any listing for the class or series on a stock exchange or market;

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  a discussion of certain income tax and any special considerations, procedures and limitations relating to the securities warrants;

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  any conditions or restrictions upon the creation of indebtedness, issuances of any additional stock or payment of dividends or the making of other distributions on the purchase, redemption or other acquisition of any of our outstanding capital stock; and

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  any other relative rights, powers, preferences, qualifications, limitations or restrictions of the class or any series.

        Unless otherwise indicated in the applicable prospectus supplement, all shares of preferred stock will, when authorized and issued, be fully paid and non-assessable and will not have any pre-emptive or similar rights.

DESCRIPTION OF SECURITIES WARRANTS

        We may issue and offer securities warrants for the purchase of shares of our class A subordinate voting stock. Securities warrants may be issued independently or together with any shares of class A subordinate voting stock offered by any prospectus supplement and may be attached to or separate from such shares of class A subordinate voting stock. The securities warrants would be issued under warrant agreements to be entered into between us and such bank or trust company as would be named as warrant agent in the prospectus supplement relating to the particular issue of securities warrants. The warrant agent would act solely as an agent of ours in connection with the securities warrants and would not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants. The following summaries of certain provisions of the form of warrant agreement and securities warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable warrant agreement and the securities warrants.

        We will not offer securities warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the securities warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces of Canada where the securities warrants will be offered for sale.

General

        If securities warrants are offered, the prospectus supplement will describe the terms of the securities warrants, including the following if applicable to the particular offering:

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  the title of the warrants;

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  the offering price;

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  the currency, currencies or currency units for which securities warrants may be purchased;

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  the number of shares of class A subordinate voting stock purchasable upon exercise of the securities warrants and the price at which such shares of class A subordinate voting stock may be purchased upon such exercise, as well as antidilution provisions;

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  the date on and after which the securities warrants and any related shares of our class A subordinate voting stock will be separately transferable;

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  the date on which the right to exercise the securities warrants shall commence and the date on which such right shall expire;

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  whether the securities warrants will be issued in registered or bearer form;

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  information relating to book-entry procedures, if any;

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  a discussion of certain income tax and any special considerations, procedures and limitations relating to the securities warrants;

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  redemption or call provisions, if any, applicable to the warrants; and

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  any other material terms of the securities warrants.

Securities warrants may be exchanged for new securities warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of the shares of our class A subordinate voting stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the shares of our class A subordinate voting stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

        Each securities warrant will entitle the holder to purchase such number of shares of class A subordinate voting stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrant. Securities warrants may be exercised at such times as are set forth in the prospectus supplement relating to such securities warrants. After the close of business on the expiration date of unexercised securities warrants (or such later date to which such expiration date may be extended by us), such warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, securities warrants may be exercised by delivery to the warrant agent of the certificate evidencing such securities warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the shares of class A subordinate voting stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the securities warrants. Upon receipt of such payment and the certificate representing the securities warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of class A subordinate voting stock purchased upon such exercise. If fewer than all of the securities warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of unexpired securities warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        This section summarizes the general terms and provisions of the purchase contracts and purchase units represented by purchase contracts that we may offer using this prospectus. The following summaries of certain provisions of the purchase contracts and purchase units does not purport to be complete and is subject to, and are qualified in its entirety by reference to, all the provisions of the forms of purchase contract. A prospectus supplement will describe the specific terms of the purchase contract or purchase unit offered under that prospectus supplement, including any of the terms in this section that will not apply to those purchase contracts or purchase units applicable to investing in those purchase contracts or purchase units.

        We will not offer purchase contracts or purchase units for sale to any member of the public in Canada unless the prospectus supplement containing the specific terms of the purchase contracts to be offered is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces of Canada where the purchase contracts or purchase units will be offered for sale.

        We may issue and offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, our securities described in this prospectus.

        We refer to each item subject to purchase as described above as a "purchase contract property." Each purchase contract will obligate:

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  the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices or on the occurrence of specified events; or

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  the holder or us to settle in cash the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices or on the occurrence of specified events.

        Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have the rights of a holder of the underlying property under the contract, including any right to receive payments on that property, until the purchase contract is exercised.

        If purchase contracts are offered, the prospectus supplement will describe the terms of the purchase contracts, including the following, if applicable to the particular offering:

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  whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties;

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  the nature and amount of each of the purchase contract properties, or the method of determining those amounts;

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  whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

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  a discussion of certain income tax and any special considerations, procedures and limitations relating to the purchase contracts or units;

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  whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit;

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  whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form; and

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  any other material terms of the purchase contracts.

        The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, and/or shares of our class A subordinate voting stock, shares of our class B stock or shares of preferred stock. These units are called "purchase units." If we issue a purchase contract as part of a purchase unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured and may be pre-funded on some basis at the time the contract is issued. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.

DESCRIPTION OF RIGHTS

        We may distribute to holders of shares of our class A subordinate voting stock and/or shares of our class B stock on a pro rata basis as of a certain record date, at no charge, rights to purchase shares of class A subordinate voting stock. The rights will be issued under a rights agreement to be entered into between us and such bank, trust company or other rights agent as will be named as rights agent in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights or beneficial owners of rights. The following summary of certain provisions of the form of rights agreement and rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to all the provisions of the applicable prospectus supplement, rights agreement and the rights.

        If rights are distributed, the prospectus supplement and, in Canada, a rights offering circular or prospectus will describe the terms of the rights, including the following, if applicable to the particular offering:

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  the title of the rights;

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  the method of issuance and distribution to our stockholders of the rights;

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  the number of shares of class A subordinate voting stock purchasable upon exercise of the rights and the price at which such shares of class A subordinate voting stock may be purchased upon such exercise, as well as antidilution provisions, if any;

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  whether the rights will be transferable;

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  the terms of any stand-by purchase commitment;

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  whether the rights will include an over-subscription privilege;

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  whether the rights will be listed or quoted for trading on a stock exchange or other market;

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  the date on which the right to exercise rights shall commence and the date on which such right shall expire;

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  whether the rights will be issued in registered or bearer form;

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  information relating to book-entry procedures, if any;

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  the method and terms of exercising the rights;

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  a discussion of certain income tax and any special considerations, procedures and limitations relating to the rights; and

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  any other material terms of the rights.

        Before the exercise of rights, holders of rights will not have any of the rights of holders of the shares of our class A subordinate voting stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the shares of our class A subordinate voting stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Rights

        Unless otherwise specified in the applicable prospectus supplement, (1) rights may be exercised by completing and executing the rights certificate and delivering it, together with the exercise price as set forth in, or calculable from, the prospectus supplement relating to the rights, to the rights agent on or prior to the expiration date, (2) once the rights certificate has been submitted, it may not be revoked or changed and no refund of monies paid will be made and (3) all exercises of rights will be irrevocable.

DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of two or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units.

DIVIDEND POLICY

        We have never declared or paid dividends on our class A subordinate voting stock or class B stock and we do not anticipate declaring or paying cash dividends until we generate after-tax profits, if ever. The holders of our class A subordinate voting stock and our class B stock are entitled to receive their proportionate share of dividends declared by our board of directors, except in the case of certain stock dividends. Any dividends will be declared on our class A subordinate voting stock and class B stock in accordance with our restated certificate of incorporation, including our corporate constitution, which sets forth certain dividend entitlements for our stockholders if we generate after-tax profits, subject to applicable law.

PLAN OF DISTRIBUTION

        We may offer and sell the securities offered by this prospectus in any of the three ways listed below or through a combination of any of these methods:

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  through agents;

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  through underwriters or dealers; or

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  directly to investors (whether for cash, in exchange for other securities or existing indebtedness, as consideration for acquisitions or otherwise).

        In addition, we may issue the securities as a dividend or distribution to our existing security holders. We may distribute to holders of shares of our class A subordinate voting stock and/or shares of our class B stock on a pro rata basis, at no charge, rights to purchase shares of class A subordinate voting stock as a dividend or distribution. Shares of preferred stock may be convertible or exchangeable for shares of our class A subordinate voting stock or shares of our class B stock. In some cases, dealers acting on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above.

        We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, shares of our class A subordinate voting stock, shares of our class B stock and/or shares of preferred stock. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

        We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

        The securities may be distributed from time to time in one or more transactions:

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  at negotiated prices;

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  at a fixed price or prices (that may be subject to change);

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  at market prices prevailing at the time of sale; or

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  at various prices determined at the time of sale or at prices related to the prevailing market prices.

        The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

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  the securities offered;

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  the price of the securities;

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  the proceeds to us from the sale of the securities and the use of such proceeds;

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  the names of the securities exchanges, if any, on which the securities are listed;

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  the name of the underwriters or agents, if any;

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  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

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  any discounts or concessions allowed or paid to dealers.

        Although we are registering offers and sales of our rights and the underlying shares of our class A subordinated voting stock for purposes of the Securities Act, this prospectus does not qualify the sale of the rights for purposes of applicable Canadian securities laws.

        We may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase the securities from us at the public offering price listed in the applicable prospectus supplement. These sales may be made under "delayed delivery contracts" or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement. The applicable prospectus supplement also will name, and state the commission to be paid to, underwriters, dealers and agents that solicit these contracts.

        Any underwriter, dealer or agent that participates in the distribution of an offering of securities may be considered by the SEC to be an "underwriter" under the Securities Act. Any fees, discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.

        If securities are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, the identity of, and the terms of sale of the securities by, the selling security holders.

        Unless otherwise indicated in the applicable prospectus supplement and other than our class A subordinate voting stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to which we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

        In connection with an offering of securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        In Canada, pursuant to rules of the Ontario Securities Commission, the Autorité des Marchés Financiers and the Universal Market Integrity Rules for Canadian Marketplaces, any underwriter as defined in applicable Canadian securities legislation participating in a distribution under this prospectus may not, throughout the period of distribution, bid for or purchase the securities offered under this prospectus except in accordance with certain permitted transactions, including market stabilization and passive market making activities. In connection with the sale of such securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of such securities at levels other than those which otherwise might prevail on the open market. As a result of these activities, the price of our securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on NASDAQ, the TSX, in the over-the-counter market or otherwise.

LEGAL MATTERS

        The validity of the securities described in this prospectus will be passed upon by Osler, Hoskin & Harcourt LLP and for the underwriters, dealers or agents, if any, by such counsel as may be named in the applicable prospectus supplement.

EXPERTS

        For the purposes of U.S. federal securities laws and to the extent required thereby:

  •
  the consolidated financial statements of MEC incorporated by reference in our Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference therein, and incorporated herein by reference; and

  •
  such financial statements and management's assessment are, and audited financial statements and our management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst &

    Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

AUDITORS

        Our auditors are Ernst & Young LLP, 222 Bay Street, Toronto Dominion Centre, Toronto, Ontario, M5K 1J7, Canada.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC and with the Canadian securities regulatory authorities. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issues that file electronically with the SEC at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. The documents that we have filed with the Canadian securities regulatory authorities are available at www.sedar.com. Our public filings are also available on our website at www.magnaent.com. Information contained in our website or any other website is not incorporated by reference into this prospectus, and you should not consider information contained in our website or any other website as part of this prospectus.

        The statements contained in this prospectus or any prospectus supplements about the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement or other document, each statement being qualified in all respects by that reference.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        The SEC and the securities commissions or similar regulatory authorities in each province of Canada (which we refer to as the Canadian securities regulators) allow us to incorporate by reference other publicly filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. The following documents, filed with the SEC and with the Canadian securities regulators, are incorporated by reference into this prospectus and form an integral part of it:

  •
  the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 15, 2007, as amended by the Company's Form 10-K/A filed with the SEC on March 28, 2007, and as filed with the Canadian securities regulators April 27, 2007, which also constitutes the Company's annual information form for the purposes of the Canadian securities regulators;

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  The Company's consolidated financial statements and related management's discussion and analysis forming part of the Company's Annual Report on Form 10-K filed with the SEC, and as filed with the Canadian securities regulators on March 28, 2007;

  •
  the revised Proxy Circular and Statement of the Company filed with the SEC on April 16, 2007, and as filed with the Canadian securities regulators on April 27, 2007;

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  the material change reports of the Company dated February 19, 2007 (regarding the recording of a non-cash asset impairment charge in the fourth quarter of 2006 related to Magna Racino™) and March 7, 2007 (regarding the appointment of (i) Michael Neuman to the Board of Directors and as Chief Executive Officer and (ii) Charlie J. Williams to the Board of Directors) filed with the Canadian securities regulators; and

  •
  the Current Reports filed on Form 8-K dated February 7, 2007 (regarding the acquisition by MI Developments of all of MEC's interests and rights in two non-core real estate properties and the termination of a conditional sale agreement), February 19, 2007 (regarding the recording of a non-cash asset impairment charge in the fourth quarter of 2006 related to Magna Racino™), February 27, 2007 (regarding the appointment of (i) Michael Neuman to the Board of Directors and as Chief Executive

    Officer and (ii) Charlie J. Williams to the Board of Directors), March 4, 2007 (regarding entering into a customer-focused series of agreements with Churchill Downs Incorporated) and March 27, 2007 (regarding the sale of 157 acres of excess real estate adjacent to its Palm Meadows Training Center) that have been filed with the SEC and also filed with the Canadian securities regulators (excluding any portions of those Current Reports which are stated to have only been furnished to, and not filed with, the SEC).

        Canadian material change reports (other than confidential material change reports) and related current reports on Form 8-K, other reports on Form 8-K or the portions of them that are filed with (but not furnished to) the SEC and also filed with the Canadian securities regulators, quarterly reports on Form 10-Q and the related consolidated financial statements and management's discussion and analysis contained in them, annual reports on Form 10-K and the related consolidated financial statements and management's discussion and analysis contained in them (which also constitute an annual information form for the purposes of the Canadian securities regulators), information or proxy circulars and amendments to any of these listed documents which are filed by the Company with the SEC and the Canadian securities regulators after the date of this prospectus and prior to the termination of the distribution of any securities under this prospectus shall be deemed to be incorporated by reference into this prospectus. In addition, any other documents that are filed by the Company with the SEC and with the Canadian securities regulators that expressly state that they are intended to be incorporated by reference into this prospectus shall be deemed to be incorporated by reference into this prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        When a new Annual Report on Form 10-K (which also constitutes an annual information form for the purposes of the Canadian securities regulators) is filed by the Company with the SEC and the Canadian securities regulators during the currency of this prospectus, the previous Form 10-K (which also constitutes an annual information form for the purposes of the Canadian securities regulators) and the annual consolidated financial statements and related management's discussion and analysis for the previous fiscal year, and all Reports on Form 10-Q, Reports on Form 8-K, interim consolidated financial statements and related management's discussion and analysis, material change reports and information or proxy circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus.

        The Company will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus. Requests for those documents should be directed to:

  Magna Entertainment Corp.
  337 Magna Drive
  Aurora, Ontario L4G 7K1
  Canada
  Attention: Corporate Secretary
  (905) 726-2462

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

        Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

 [Alternate Page for Canadian Prospectus]

CERTIFICATE OF THE CORPORATION

Dated: May 3, 2007

        This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada. For the purpose of the Province of Québec, this simplified prospectus, together with documents incorporated herein by reference and as supplemented by the permanent information record, will contain no misrepresentation that is likely to affect the value or the market price of the securities to be distributed.

(Signed) MICHAEL NEUMAN Chief Executive Officer	(Signed) BLAKE S. TOHANA Executive Vice-President and Chief Financial Officer
On behalf of the Board of Directors
(Signed) DENNIS MILLS Director	(Signed) JOSEPH DE FRANCIS Director

 [Alternate Page for Canadian Prospectus]

AUDITORS' CONSENT

        We have read the short form base shelf prospectus of Magna Entertainment Corp. dated May 3, 2007 relating to the offer for sale from time to time of up to U.S.$500,000,000, in the aggregate, of shares of class A subordinate voting stock, shares of class B stock, shares of preferred stock, securities warrants, purchase contracts and purchase units or units of Magna Entertainment Corp. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

        We consent to the incorporation by reference in the above-mentioned short form base shelf prospectus of our report to the Shareholders of Magna Entertainment Corp. on the consolidated balance sheets of Magna Entertainment Corp. as at December 31, 2006 and 2005 and the consolidated statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2006. Our report is dated March 7, 2007.

Toronto, Canada (Signed) ERNST & YOUNG LLP
May 3, 2007 Chartered Accountants
Licensed Public Accountants

MAGNA ENTERTAINMENT CORP.

Class A Subordinate Voting Stock
Class B Stock
Preferred Stock
Securities Warrants
Purchase Contracts and Purchase Units
Rights
Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. We will pay all expenses in connection with the issuance and distribution of the securities being registered.

Registration Fee — Securities and Exchange Commission and Canadian filing fees	$30,039.30	(1)
Legal Fees and Expenses	$100,000	*
Printing	$8,600	*
Accounting Fees and Expenses	$94,600	*
Miscellaneous	$0	*

Total	$233,239.30

*
Estimated.

(1)
Based on an exchange rate of Cdn.$1.00 to U.S.$0.86 as of February 16, 2007.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated persons against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes MEC to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. As permitted by Section 145 of the DGCL, our by-laws require us to indemnify any director of MEC and we may, at the option of our board of directors, indemnify any officer, employee or agent of MEC, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was or has agreed to become one of our directors, officers, employees or agents, or has agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our indemnification obligation extends to costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such an action, suit or proceeding and any appeal therefrom, if any such person acted in good faith in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation also provides that, to the extent permitted by law, our directors will have no liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our officers and directors and the officers and directors of our subsidiaries are covered by liability insurance, subject to a deductible for executive indemnification. The policy does not provide coverage for losses arising from the violation of, or the enforcement of, environmental laws and regulations.

ITEM 16. EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1**	Restated Certificate of Incorporation of Magna Entertainment Corp. (incorporated by reference to the corresponding exhibit number of the Registrant's Report on Form 8-K filed on March 16, 2000)
3.2**	By-laws of Magna Entertainment Corp. (incorporated by reference to the corresponding exhibit number of the Registrant's Report on Form 10-Q filed on May 10, 2004)
4.1**	Form of Stock Certificate for Class A Subordinate Voting Stock (incorporated by reference to exhibit 4 of the Registrant's Registration Statement on Form S-1 originally filed on January 14, 2000 (File number 333-94791))
4.2*	Form of Stock Certificate for Preferred Stock of Magna Entertainment Corp.
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant Certificate
4.5*	Form of Purchase Contract
4.6*	Form of Purchase Unit Agreement
4.7*	Form of Rights Agreement
5.1**	Opinion of Osler, Hoskin & Harcourt LLP (incorporated by reference to the corresponding exhibit number of the Registrant's Registration Statement on Form S-3 filed on February 20, 2007 (File number 333-140802))
23.1**	Consent of Osler, Hoskin & Harcourt LLP (incorporated by reference to Exhibit 5.1 of the Registrant's Registration Statement on Form S-3 filed on February 20, 2007 (File number 333-140802) )
23.2***	Consent of Ernst & Young LLP
24***	Powers of Attorney (included on signature page to this Registration Statement)

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement as a post-effective amendment hereto or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

**
Incorporated by reference to the filing indicated

***
Filed herewith

ITEM 17. UNDERTAKINGS

        We hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in this prospectus, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered in this prospectus, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  If the securities registered herein are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (8)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Aurora; Province of Ontario, on May 3, 2007.

MAGNA ENTERTAINMENT CORP.
By:	/s/ MICHAEL NEUMAN Michael Neuman Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael Neuman and Blake S. Tohana and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL NEUMAN Michael Neuman	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2007
/s/ BLAKE S. TOHANA Blake S. Tohana	Executive Vice-President and Chief Financial Officer (Principal Financing and Accounting Officer)	May 3, 2007
/s/ FRANCH STRONACH Frank Stronach	Chairman of the Board of Directors and Director	May 3, 2007
/s/ DENNIS MILLS Dennis Mills	Director	May 3, 2007
/s/ JERRY D. CAMPBELL Jerry D. Campbell	Director	May 3, 2007

/s/ JOSEPH DE FRANCIS Joseph De Francis	Director	May 3, 2007
/s/ LOUIS E. LATAIF Louis E. Lataif	Director	May 3, 2007
/s/ WILLIAM J. MENEAR William J. Menear	Director	May 3, 2007
/s/ CHARLIE J. WILLIAMS Charlie J. Williams	Director	May 3, 2007

 EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1**	Restated Certificate of Incorporation of Magna Entertainment Corp. (incorporated by reference to the corresponding exhibit number of the Registrant's Report on Form 8-K filed on March 16, 2000)
3.2**	By-laws of Magna Entertainment Corp. (incorporated by reference to the corresponding exhibit number of the Registrant's Report on Form 10-Q filed on May 10, 2004)
4.1**	Form of Stock Certificate for Class A Subordinate Voting Stock (incorporated by reference to exhibit 4 of the Registrant's Registration Statement on Form S-1 originally filed on January 14, 2000 (File number 333-94791))
4.2*	Form of Stock Certificate for Preferred Stock of Magna Entertainment Corp.
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant Certificate
4.5*	Form of Purchase Contract
4.6*	Form of Purchase Unit Agreement
4.7*	Form of Rights Agreement
5.1**	Opinion of Osler, Hoskin & Harcourt LLP (incorporated by reference to the corresponding exhibit number of the Registrant's Registration Statement on Form S-3 filed on February 20, 2007 (File number 333-140802))
23.1**	Consent of Osler, Hoskin & Harcourt LLP (incorporated by reference to Exhibit 5.1 of the Registrant's Registration Statement on Form S-3 filed on February 20, 2007 (File number 333-140802))
23.2***	Consent of Ernst & Young LLP
24***	Powers of Attorney (included on signature page to this Registration Statement)

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement as a post-effective amendment hereto or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

**
Incorporated by reference to the filing indicated

***
Filed herewith

QuickLinks

EXPLANATORY NOTE
[Alternate Page for Canadian Prospectus]
TABLE OF CONTENTS
NOTICE TO UNITED STATES INVESTORS
NOTICE TO CANADIAN INVESTORS
RISK FACTORS
FORWARD LOOKING STATEMENTS
ABOUT MAGNA ENTERTAINMENT CORP.
USE OF PROCEEDS
DILUTION
THE SECURITIES WE MAY OFFER
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF SECURITIES WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
DESCRIPTION OF RIGHTS
DESCRIPTION OF UNITS
DIVIDEND POLICY
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AUDITORS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
[Alternate Page for Canadian Prospectus]
CERTIFICATE OF THE CORPORATION
[Alternate Page for Canadian Prospectus]
AUDITORS' CONSENT
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX